Exhibit 99.1
Strive, Inc. Announces Daily Dividends on SATA Stock and First Quarter 2026 Financial Results
DALLAS, TX—(GLOBE NEWSWIRE)—May 14, 2026 - Strive, Inc. (Nasdaq: ASST; SATA) (“Strive” or the “Company”) today announced that it will begin paying dividends on its Variable Rate Series A Perpetual Preferred Stock (the "SATA Stock") on a daily basis. This change will take effect on June 16, 2026, with dividends paid each business day to stockholders of record on the immediately preceding business day.
Dividend, if and when declared, will be declared on a monthly basis for the following month's monthly dividend period. The Company's board of directors maintained the regular dividend rate per annum on the Company's SATA Stock at 13.00%, effective for the monthly periods commencing on or after May 16, 2026. The Company also announced its financial results for the first quarter ended March 31, 2026.
Key Highlights:
▪Acquired a total of 6,001 bitcoin during the first quarter ended March 31, 2026, including 5,048 bitcoin from the acquisition of Semler
Scientific, Inc. and 953 bitcoin from open market purchases.
▪Acquired an additional 1,381 bitcoin during the period from April 1, 2026 through May 12, 2026.
▪Since Strive's announcement on May 4, 2026, Strive has acquired an additional 9 bitcoin, bringing our total bitcoin treasury to 15,009 bitcoin.
▪Achieved a Bitcoin Yield of 11.1% in Q1 2026 and 4.6% QTD (as of May 12, 2026) in Q2 2026.
▪Generated a Bitcoin Gain of ₿848 BTC in Q1 2026 and ₿621 QTD (as of May 12, 2026) in Q2 2026.
▪Generated a Bitcoin $ Gain of $57.8 million in Q1 2026 and $50.1 million QTD (as of May 12, 2026) in Q2 2026.
▪As of May 12, 2026, Strive's cash and cash equivalents totaled $87.6 million and our position in Variable Rate Series A Perpetual
Preferred Stock of Strategy Inc. ("STRC Stock") had a fair value of $50.5 million. Strive had 63,211,995 and 9,870,636 shares of
Class A common stock and Class B common stock, respectively, and 4,959,536 shares of SATA Stock outstanding as of May 12,
2026.
▪During the period from April 1, 2026 to May 12, 2026, the Company repurchased the remaining balance of long-term notes payable, at fair value. As of May 12, 2026, the Company has no short or long-term debt outstanding.
▪Consummated the acquisition of Semler Scientific, Inc. ("Semler Scientific") in an all-stock transaction, resulting in Strive acquiring the approximately 5,048 bitcoin held by Semler Scientific. Strive intends to monetize the business as it remains focused on its bitcoin accumulation strategy.
▪On January 27, 2026, the Company completed a follow-on registered public offering of 1,320,000 shares of its SATA Stock at a price to the public of $90.00 per share, resulting in net proceeds of approximately $109.3 million, after deducting the underwriting discounts and commissions and the Company’s offering expenses. Strive utilized these proceeds, along with cash on hand, to retire the $20 million loan with Coinbase Credit Inc., which Strive assumed as part of the acquisition of Semler Scientific. Concurrent with the above public offering, Strive exchanged approximately 929,999 shares of SATA Stock, with a $93.0 million notional balance, for
$90.0 million of the principal balance of the convertible notes assumed as part of the acquisition of Semler Scientific, representing
90.0% of the principal balance of the convertible debt principal balance assumed from Semler Scientific.
▪GAAP net loss of $265.9 million, for the three months ended March 31, 2026. $295.8 million (96.6%) of the GAAP net loss was attributable to the fair market value decrease in bitcoin holdings.
▪Non-GAAP adjusted net loss attributable to common stockholders1 of $319.7 million, or $5.19 per diluted common share1, for the three months ended March 31, 2026. $295.8 million (92.5%) of the $319.7 million non-GAAP adjusted net loss attributable to common stockholders was attributable to the fair market value decrease in bitcoin holdings and $13.7 million (7.5%) was attributable to other business operations. Non-GAAP adjusted net loss attributable to common stockholders subtracts non-recurring and non-cash items from GAAP net loss attributable to common stockholders.
"SATA will be the first listed security in the history of U.S. capital markets to pay cash dividends every single Business Day, beginning June 16,
2026, at a current annualized rate of 13.00%. This is a true zero-to-one innovation," said Matthew Cole, Chairman & Chief Executive Officer of
Strive, Inc. "Today, Strive stands debt-free, with zero margin requirements, and zero encumbered Bitcoin; a balance sheet purpose-built to thrive through Bitcoin volatility. We're thrilled to unveil the next chapter for Strive: The Daily Dividend Company."

(1) Non-GAAP adjusted net loss, non-GAAP adjusted net loss attributable to common stockholders, and non-GAAP adjusted net loss per diluted common share are non-GAAP measures. See page 4 for reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures.

STRIVE, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(unaudited)	(audited)
Assets:
Current assets:
Cash and cash equivalents	$95,092	$67,499
Investments in preferred equity, at fair value	50,510	—
Prepaid expenses	2,590	2,708
Other current assets	2,787	1,569
Total current assets	150,979	71,776
Digital assets, at fair value	929,396	668,486
Property and equipment, net	872	778
Intangible assets, net	14,994	355
Right-of-use lease assets	3,932	4,037
Other non-current assets	96	95
Total assets	$1,100,269	$745,527

Liabilities:
Current liabilities:
Compensation and benefits payable	$3,667	$164
Accounts payable and other liabilities	4,881	8,560
Dividends payable	4,647	2,053
Total current liabilities	13,195	10,777
Long-term notes payable, at fair value	9,701	—
Operating lease liabilities	3,416	3,512
Total liabilities	26,312	14,289

Mezzanine equity:
Variable Rate Series A Preferred Stock, $0.001 par value; 20,000,000 shares authorized, 4,373,194 and 2,012,729 shares issued and outstanding, $437.3 million and $201.3 million redemption value and liquidation preference as of March 31, 2026 and December 31, 2025, respectively	359,174	148,802
Total mezzanine equity	359,174	148,802

Stockholders’ equity:
Class A common stock, $0.001 par value; 22,200,000,000 shares authorized, 59,286,628 and 34,936,745 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	59	699
Class B common stock, $0.001 par value; 1,050,000,000 shares authorized, 9,872,157 and 9,776,540 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	10	196
Additional paid-in capital	1,468,128	1,055,595
Accumulated deficit	(753,414)	(474,054)
Total stockholders’ equity	714,783	582,436
Total liabilities, mezzanine equity, and stockholders' equity	$1,100,269	$745,527

STRIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Revenues:
Investment advisory fees	$1,347	$1,416
Medical device revenues	1,370	—
Other revenue	43	7
Total revenues	2,760	1,423

Operating expenses:
Fund management and administration	1,424	1,411
Employee compensation and benefits	13,053	2,066
General and administrative expense	5,938	1,906
Marketing and advertising	116	61
Depreciation and amortization	90	52
Total operating expenses	20,621	5,496

Investment gains/(losses):
Net unrealized loss on digital assets, at fair value	(295,778)	—
Net unrealized gain on investments in preferred equity, at fair value	490	—
Total investment gains/(losses), net	(295,288)	—

Net operating loss	(313,149)	(4,073)

Other income/(expense):
Other income	526	324
Interest expense on long-term notes payable, at fair value	(242)	—
Change in fair value on long-term notes payable, at fair value	(2,165)	—
Loss on extinguishment of debt	(8,461)	—
Loss on change in fair value of bitcoin held as collateral under Coinbase Loan	(2,594)	—
Transaction costs	(6,525)	—
Bargain purchase gain	66,704	—
Total other income, net	47,243	324

Net loss before income taxes	(265,906)	(3,749)
Income tax benefit/(expense)	—	—
Net loss	$(265,906)	$(3,749)
Dividends on preferred stock	(13,454)	—
Net loss attributable to common stockholders	$(279,360)	$(3,749)

Weighted average number of common shares outstanding:
Basic (1)	61,630,003	2,275,940
Diluted (1)	61,630,003	2,275,940

Net loss per common share:
Basic (1)	$(4.53)	$(1.65)
Diluted (1)	$(4.53)	$(1.65)
(1) Basic and diluted earnings per common share for Class A and Class B common stock are the same.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, consisting of non-GAAP adjusted net income (loss), non-GAAP adjusted net income (loss) attributable to common stockholders and non-GAAP adjusted net income (loss) attributable to common stockholders per diluted common share. Non-GAAP financial measures are subject to material limitations as they are not measurements prepared in accordance with
GAAP and are not a substitute for such measurements. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements, which have been prepared in accordance with GAAP. We rely primarily on such consolidated financial statements to understand, manage, and evaluate our business performance and use the non-GAAP financial measures as supplemental information. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release.
Non-GAAP adjusted net income (loss)
Non-GAAP adjusted net income (loss), non-GAAP adjusted net income (loss) attributable to common stockholders, and the related non-GAAP adjusted net income (loss) per diluted common share excludes the impact of (i) share-based compensation expense, (ii) depreciation and amortization, (iii) change in fair value on long-term notes payable, at fair value, (iv) loss on extinguishment of debt, (v) loss on change in fair value of bitcoin held as collateral under Coinbase Loan, (vi) transaction costs, and (vii) bargain purchase gain. We believe these measures offer management and investors insight as they exclude significant non-cash and/or non-recurring items. The following provides GAAP measures of net loss, net loss attributable to common stockholders, and net loss per diluted common share and the details with respect to reconciling the line items to non-GAAP adjusted net income (loss), non-GAAP adjusted net income (loss) attributable to common stockholders, and non-GAAP adjusted net income (loss) per diluted common share (all amounts in thousands, other than share and per share information):

	Successor	Predecessor
	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net loss	$(265,906)	$(3,749)
Share-based compensation expense	6,529	—
Depreciation and amortization	90	52
Change in fair value on long-term notes payable, at fair value	2,165	—
Loss on extinguishment of debt	8,461	—
Loss on change in fair value of bitcoin held as collateral under Coinbase Loan	2,594	—
Transaction costs	6,525	—
Bargain purchase gain	(66,704)	—
Non-GAAP adjusted net income (loss)	$(306,246)	$(3,697)
Dividends on preferred stock	(13,454)	—
Non-GAAP adjusted net loss attributable to common stockholders	$(319,700)	$(3,697)

Weighted average number of diluted common shares outstanding	61,630,003	2,275,940
Net loss per diluted common share	$(4.53)	$(1.65)
Non-GAAP adjusted net loss per diluted common share	$(5.19)	$(1.62)
Important Information About Other Metrics
Bitcoin Yield is a metric that represents the percentage change in bitcoin per share from the beginning of a period to the end of a period.
Bitcoin Gain is a metric that represents the number of bitcoin held by the Company at the beginning of a period multiplied by the Bitcoin Yield for such period.
Bitcoin $ Gain is a metric that represents the dollar value of the Bitcoin Gain calculated by multiplying the Bitcoin Gain by the market price of bitcoin. For determining Bitcoin $ Gain, unless otherwise specified, the Company uses the current market price of bitcoin. For determining
Bitcoin $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the
Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.
The Company uses Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain as metrics to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to stockholders. The Company believes these metrics can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by:

•in the case of Bitcoin Yield, measuring the percentage change in bitcoin per share from the beginning of a period to the end of a period, which helps investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods;
•in the case of Bitcoin Gain, hypothetically expressing the percentage change reflected in the Bitcoin Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from its Bitcoin Yield; and
•in the case of Bitcoin $ Gain, further expressing that change as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above.
When the Company uses these metrics, management takes into account the various limitations of these metrics, including that they do not take into account that our assets, including our bitcoin, are subject to (i) all of our existing and future liabilities, including our debt, and (ii) the preferential rights of our preferred stockholders to dividends and our assets in a liquidation, and that all such claims rank senior to those of our common equity; and
Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures.
Specifically:
•Bitcoin Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the
Company’s stockholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
•Bitcoin Gain and Bitcoin $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s stockholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that
Bitcoin $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and Bitcoin $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.
The trading price of the Company’s Class A common stock is informed by numerous factors in addition to Company’s bitcoin holdings and its actual or potential shares of Class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the market value of the Company’s bitcoin, and none of Bitcoin Yield, Bitcoin Gain or Bitcoin $ Gain are indicative or predictive of the trading price of the Company’s securities.
Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and
Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income (loss) for the reported period.
As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in Bitcoin Yield, Bitcoin Gain or Bitcoin $ Gain.
As noted above, these metrics are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to stockholders solely as it pertains to its bitcoin holdings.
In calculating these metrics, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of redeemable preferred stock, such transactions have the effect of increasing the Bitcoin Yield,
Bitcoin Gain and Bitcoin $ Gain, while also increasing the Company’s senior claims of holders of instruments other than Class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics.
If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its Class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of Class A common stock, and not all proceeds from issuances of Class A common stock are used to purchase bitcoin.
In addition, we are required to pay dividends with respect to our perpetual preferred stock in perpetuity. The Company has historically not paid any dividends on its shares of Class A common stock, and by presenting these metrics the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its Class A common stock and preferred stock, does not represent an ownership interest in, or a redemption right with respect to, the bitcoin the Company holds.
The Company’s ability to achieve positive Bitcoin Yield, Bitcoin Gain, or Bitcoin $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.
These metrics are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings.
They should be used only by sophisticated investors who understand their limited purpose and many limitations.

About Strive
Strive is a structured finance company and institutional asset manager focused on disciplined capital allocation and long-term value creation.
With bitcoin as our hurdle rate for capital deployment, Strive is focused on increasing bitcoin per share to outperform bitcoin over the long run.
Strive Asset Management, LLC, a direct, wholly owned subsidiary of Strive and an SEC-registered investment adviser, manages over $2.7 billion in assets. Learn more at strive.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of
1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, express or implied statements regarding the outlook and expectations of Strive and its subsidiaries, the strategic benefits and financial benefits of the merger transaction with Semler
Scientific, Inc. (the "merger transaction"), including the expected impact of the merger transaction on Strive’s future financial performance and the ability to successfully integrate the combined businesses, and Strive’s intentions with respect to adjusting the SATA Stock monthly regular dividend rate per annum. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,”
“anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,”
“assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgments of Strive and its respective management team about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements as a result of various important factors. Other risks, uncertainties and assumptions, including, among others, the following:
•the outcome of any legal proceedings that may be instituted against Strive or its subsidiaries;
•the possibility that the anticipated benefits of the merger transaction are not realized when expected or at all, including as a result of changes in, or problems arising from, implementation of Bitcoin treasury strategies and risks associated with Bitcoin and other digital assets, general economic and market conditions, interest and exchange rates, monetary policy, and laws and regulations and their enforcement;
•the diversion of management’s attention from ongoing business operations and opportunities;
•dilution caused by Strive’s issuance of additional shares of its Class A common stock or SATA Stock;
•potential adverse reactions of Strive’s clients and customers or changes to business or employee relationships, including those resulting from the completion of the merger transaction;
•other factors that may affect future results of Strive or the future trading performance of its Class A common stock or SATA Stock.
These factors are not necessarily all of the factors that could cause Strive’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm Strive’s results.
Although Strive believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that the actual results of Strive will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in Strive’s Annual Report on Form 10-K, for the fiscal year ended December 31,
2025 and other documents subsequently filed by Strive with the SEC.
The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on
Strive or its businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements contained herein speak only as of the date hereof, and Strive undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Strive Media Contact:
media@strive.com
Investor Contact:
ir@strive.com
Source: Strive, Inc.